EXECUTION

Exhibit 10.3

CUSTODY AGREEMENT

By and Between

THE BANK OF NEW YORK MELLON

And

MANULIFE PRIVATE CREDIT FUND

TABLE OF CONTENTS

1. DEFINITIONS	1

2. APPOINTMENT OF CUSTODIAN; ACCOUNTS	3
2.1 Appointment of Custodian	3
2.2 Establishment of Accounts	4

3. AUTHORIZED PERSONS AND INSTRUCTIONS; ELECTRONIC ACCESS	5
3.1 Authorized Persons	5
3.2 Instructions	5
3.3 BNY Mellon Actions Without Instructions	6
3.4 Funds Transfers	6
3.5 Electronic Access	7

4. SUBCUSTODIANS, DEPOSITORIES AND AGENTS	7
4.1 Use of Subcustodians and Depositories	7
4.2 Liability for Subcustodians	8
4.3 Liability for Depositories	8
4.4 Use of Agents	8

5. CORPORATE ACTIONS	8
5.1 Notification	8
5.2 Exercise of Rights	9
5.3 Partial Redemptions, Payments, Etc.	9

6. SETTLEMENT	9
6.1 Settlement Instructions	9
6.2 Settlement Funds	9
6.3 Settlement Practices	9

7. TAX MATTERS	10
7.1 Tax Obligations	10
7.2 Payments	11

8. CREDITS AND ADVANCES	11
8.1 Contractual Settlement and Income	11
8.2 Advances	11
8.3 Payment	11
8.4 Securing Payment	11
8.5 Setoff	12
8.6 Currency Conversion	12

9. STATEMENTS; BOOKS AND RECORDS; THIRD PARTY DATA	12
9.1 Statements	12
9.2 Books and Records	13
9.3 Third Party Data	13

10. DISCLOSURES	14
10.1 Required Disclosure	14
10.2 Foreign Exchange Transactions	14
10.3 Investment of Cash	15

11. REGULATORY MATTERS	15
11.1 USA PATRIOT Act	15
11.2 Sanctions; Anti-Money Laundering	15

TABLE OF CONTENTS

12. COMPENSATION	16
12.1 Fees and Expenses	16
12.2 Other Compensation	16

13. REPRESENTATIONS, WARRANTIES AND COVENANTS	17
13.1 BNY Mellon	17
13.2 Customer	17

14. LIABILITY	18
14.1 Standard of Care	18
14.2 Limitation of Liability	18
14.3 Force Majeure	19
14.4 Indemnification	19
14.5 Limited Recourse	20

15. CONFIDENTIALITY	20
15.1 Confidentiality Obligations	20
15.2 Exceptions	20

16. TERM AND TERMINATION	21
16.1 Term	21
16.2 Termination	21
16.3 Effect of Termination	21
16.4 Survival	21

17. GENERAL	21
17.1 Non-Custody Assets	21
17.2 Assignment	22
17.3 Amendment	22
17.4 Governing Law/Forum	22
17.5 Information Security	23
17.6 Non-Fiduciary Status	23
17.7 Notices	23
17.8 Entire Agreement	23
17.9 No Third Party Beneficiaries	23
17.10 Counterparts	23
17.11 Interpretation	23
17.12 No Waiver	24
17.13 Headings	24
17.14 Severability	24

CUSTODY AGREEMENT

This Custody Agreement is made and entered into as of the latest date set forth on the signature page hereto (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY Mellon”), and MANULIFE PRIVATE CREDIT FUND, a Delaware statutory trust (“Customer”). BNY Mellon and Customer are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Customer wishes to appoint BNY Mellon as the custodian of certain of its assets, and BNY Mellon is willing to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.	DEFINITIONS

Whenever used in this Agreement, the following words have the meanings set forth below:

“1940 Act” means the U.S. Investment Company Act of 1940, as amended.

“Account” or “Accounts” has the meaning set forth in Section 2.2.

“Act” has the meaning set forth in Section 10.1(a).

“Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by or under common control with such entity.

“Affiliate Securities” has the meaning set forth in Section 8.4.

“Agreement” means, collectively, this Custody Agreement, any Exhibits hereto and any other documents incorporated herein by reference.

“Anti-Money Laundering Laws” means all anti-money laundering and counter-terrorist financing laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the U.S. Bank Secrecy Act, the U.S.A. PATRIOT Act, the Money Laundering Control Act, and regulations of the U.S. Treasury Department which implement such acts) or any other applicable domestic or foreign authority with jurisdiction over Customer.

“Assets” has the meaning set forth in Section 2.1(a).

“Authorized Person” has the meaning set forth in Section 3.1.

“BNY Mellon” has the meaning set forth in the introductory paragraph.

“Cash” means the money and currency of any jurisdiction which BNY Mellon accepts for deposit in an Account.

“Confidential Information” means, with respect to a Party, the terms of this Agreement and all non-public business and financial information of such Party (including, with respect to Customer, information regarding the Accounts and including, with respect to BNY Mellon, information regarding its practices and procedures related to the services provided hereunder) disclosed to the other Party in connection with this Agreement.

“Customer” has the meaning set forth in the introductory paragraph.

“Data Terms Website” means http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by BNY Mellon to Customer.

“Depository” means the Depository Trust Company, Euroclear, Clearstream Banking S.A., the Canadian Depository System, CLS Bank and any other securities depository, book-entry system or clearing agency authorized to act as a system for the central handling of securities pursuant to the laws of the applicable jurisdiction, and any successors to, and/or nominees of, any of the foregoing.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Electronic Access Services” means such services made available by BNY Mellon or a BNY Mellon Affiliate to Customer to electronically access information relating to the Accounts and/or transmit Instructions.

“Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Agreement by electronic, digital or other technological methods.

“Foreign Depository” means an “Eligible Securities Depository” (as defined in Rule 17f-7 under the 1940 Act) identified by BNY Mellon to Customer from time to time.

“Instructions” means, with respect to this Agreement, instructions issued to BNY Mellon by way of (a) one of the following methods (each as and to the extent specified by BNY Mellon as available for use in connection with the services hereunder): (i) the Electronic Access Services; (ii) third-party electronic communication services containing, where applicable, appropriate authorization codes, passwords or authentication keys, or otherwise appearing on their face to have been transmitted by an Authorized Person or (iii) third-party institutional trade matching utilities used to effect transactions in accordance with such utility’s customary procedures or (b) such other method as may be agreed upon by the Parties and that appear on their face to have been transmitted by an Authorized Person.

“Loan Asset” means shall mean any asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit including, but not limited to, bank loans or interests in bank loans, that is not a “security” as defined in Section 8-102 of the UCC and which Customer has instructed BNY Mellon to identify on BNY Mellon’s books and records in accordance with the terms of Section 17.1 below.

“Market Data” means pricing, valuations or other commercially sourced data applicable to any Security. Market Data also includes security identifiers, bond ratings and classification data.

“Market Data Providers” means vendors and analytics providers and any other Person providing Market Data to BNY Mellon.

“Non-Custody Assets” has the meaning set forth in Section 17.1.

“Oral Instructions” means, with respect to this Agreement, spoken instructions issued to BNY Mellon and reasonably believed by BNY Mellon to be from an Authorized Person.

“Party” or “Parties” has the meaning set forth in the introductory paragraph.

“Person” or “Persons” means any entity or individual.

“Sanctions” means all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury) or any other applicable domestic or foreign authority with jurisdiction over Customer.

“Securities” means all (a) debt and equity securities and (b) instruments representing rights or interests therein, including rights to receive, subscribe to or purchase the foregoing; in each case as may be agreed upon from time to time by BNY Mellon and Customer and which are from time to time delivered to or received by BNY Mellon and/or any Subcustodian for deposit in an Account.

“Series” means the respective portfolios, if any, of Customer listed on Appendix I to this Agreement. If no portfolios are listed on Appendix I to this Agreement then a reference to a Series means Customer.

“Standard of Care” has the meaning set forth in Section 14.1.

“Subcustodian” means a bank or other financial institution (other than a Depository) that is selected and used by BNY Mellon or a BNY Mellon Affiliate (acting as subcustodian) in connection with the settlement of transactions and/or custody of Assets hereunder, and any successors to, and/or nominees of, any of the foregoing.

“Tax Information” means all accurate, relevant and necessary information with respect to the Accounts or with respect to Customer’s identification or classification for purposes of Tax Obligations, in each case as may be required by applicable tax laws or by a tax authority inquiry, or as may be requested by BNY Mellon in connection with the matters in Section 7.

“Tax Obligations” means taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

“Third Party Data” has the meaning set forth in Section 9.3(a).

2.	APPOINTMENT OF CUSTODIAN; ACCOUNTS

2.1	Appointment of Custodian

(a)

Customer hereby appoints BNY Mellon as custodian of all Securities and Cash to be held under, and in accordance with the terms of, this Agreement (collectively, “Assets”), and BNY Mellon hereby accepts such appointment. Assets, for the avoidance of doubt, shall not include Loan Assets. BNY Mellon shall keep safely all Assets of the Customer delivered to BNY Mellon pursuant to this Agreement, in accordance with the provisions of this Agreement and in accordance with applicable statutes, laws, rules and regulations which by their respective terms require BNY Mellon’s compliance with the same in connection with BNY Mellon’s performance under this Agreement. BNY Mellon agrees to perform its duties under this Agreement in accordance with the provisions of this Agreement and in accordance with applicable statutes, laws, rules and regulations which by their respective terms require BNY Mellon’s compliance with the same in connection with BNY Mellon’s performance of the services set forth in this Agreement. The Parties acknowledge and agree that BNY Mellon’s duties pursuant to such appointment will be limited solely to those duties expressly undertaken pursuant to this Agreement.

(b)	Notwithstanding the foregoing, BNY Mellon has no obligation:

(i)	With respect to any Assets until they are actually received in an Account;

(ii)	To inquire into, make recommendations, supervise or determine the suitability of any transactions affecting any Account or to question any Instructions;

(iii)

To monitor the Securities in the Accounts to determine whether Customer complies with limitations on ownership or any restrictions on investors provided for by local law, regulations or market practice, or provisions in the issuer’s articles of incorporation or by-laws;

(iv)	To determine the adequacy of title to, or the validity or genuineness of, any Assets received by it or delivered by it pursuant to this Agreement; or

(v)	With respect to any matters related to: the establishment, maintenance operation or termination of Customer; or the offer, sale or distribution of the shares of, or interests in, Customer.

(c)

Operational terms, procedures and processes supporting the services described herein are set out in a separate service level description, a current version of which will be available upon request at any time.

(d)

Cash held hereunder may be subject to additional deposit terms and conditions issued by BNY Mellon or the applicable Subcustodian from time to time, including rates of interest and deposit account access.

(e)

If Customer engages in securities lending activities, such activities will be subject to certain additional and/or modified terms to be set forth in a separate written agreement between Customer and BNY Mellon or a BNY Mellon Affiliate.

(f)

If Customer seeks to have BNY Mellon to safekeep any uncertificated securities which are registered in a name other than that of BNY Mellon or one of its nominees or similar investment-related documentation with respect to a Loan Asset, the delivery of such uncertificated securities or documentation shall be subject to the terms and conditions set forth in Exhibit A hereto.

2.2	Establishment of Accounts

BNY Mellon will establish and maintain a separate account for each Series in which BNY Mellon will hold Assets relating to the relevant Series as provided herein (each, an “Account,” and collectively, the “Accounts”). The Account of each Series established under this Agreement shall be maintained separately from the Account of each other Series.

3.	AUTHORIZED PERSONS AND INSTRUCTIONS; ELECTRONIC ACCESS

3.1	Authorized Persons

Promptly following the Effective Date, Customer and/or its designee (including any of Customer’s investment managers) will furnish BNY Mellon with one or more written lists or other documentation acceptable to BNY Mellon specifying the names and titles of, or otherwise identifying, all Persons authorized to act on behalf of Customer (with respect to a particular Series, if applicable) with respect to this Agreement (each, an “Authorized Person”). Customer will be responsible for keeping such lists and/or other documentation current, and will update such lists and/or other documentation, as necessary from time to time, pursuant to Instructions.

3.2	Instructions

(a)

Except as otherwise expressly provided in this Agreement, BNY Mellon will have no obligation to take any action hereunder unless and until it receives Instructions issued in accordance with this Agreement.

(b)

Customer will be responsible for ensuring that (i) only Authorized Persons issue Instructions to BNY Mellon and (ii) all Authorized Persons safeguard and treat with extreme care any user and authorization codes, passwords and authentication keys used in connection with the issuance of Instructions.

(c)	Where Customer may or is required to issue Instructions, such Instructions will be issued by an Authorized Person.

(d)	BNY Mellon will be entitled to deal with any Authorized Person until notified otherwise pursuant to Instructions, and will be entitled to act and rely upon any Instruction received by BNY Mellon.

(e)

All Instructions must include all information necessary, and must be delivered using such methods as are described in the definition of “Instructions” and in such format as BNY Mellon may reasonably require and be received within BNY Mellon’s established cut-off times and otherwise in sufficient time, to enable BNY Mellon to act upon such Instructions.

(f)

BNY Mellon may in its sole discretion decline to act upon any Instructions that do not comply with requirements set forth in Section 3.2(e) or that conflict with applicable law or regulations or BNY Mellon’s operating policies and practices, in which event BNY Mellon will promptly notify Customer to the extent permitted by applicable law.

(g)

Customer acknowledges that while it is not part of BNY Mellon’s normal practices and procedures to accept Oral Instructions, BNY Mellon may in certain limited circumstances accept Oral Instructions. In such event, such Oral Instructions will be deemed to be Instructions for purposes of this Agreement. An Authorized Person issuing such an Oral Instruction will promptly confirm such Oral Instruction to BNY Mellon in writing. Notwithstanding the foregoing, Customer agrees that the fact that such written confirmation is not received by BNY Mellon, or that such written confirmation contradicts the Oral Instruction, will in no way affect (i) BNY Mellon’s reliance on such Oral Instruction or (ii) the validity or enforceability of transactions authorized by such Oral Instruction and effected by BNY Mellon.

(h)

Customer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY Mellon and that there may be more secure methods of transmitting Instructions than the method selected by the sender. Customer agrees that the security procedures, if any, to be followed by Customer and BNY Mellon with respect to the transmission and authentication of Instructions provide to Customer a commercially reasonable degree of protection in light of its particular needs and circumstances.

3.3	BNY Mellon Actions Without Instructions

Notwithstanding anything to the contrary set forth in this Agreement, Customer hereby authorizes BNY Mellon, without Instructions, to take any administrative or ministerial actions with respect to the Accounts that it deems in good faith to be reasonably necessary or appropriate to perform its obligations under this Agreement, unless and until BNY Mellon receives an Instruction specifically directing BNY Mellon not to take certain actions, including the following:

(a)

Receive income and other payments due to the Accounts; provided, however, that BNY Mellon will have no duty to pursue collection of any amount due to an Account, including for Securities in default, if such amount is not paid when due;

(b)	Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

(c)

Facilitate access by Customer or its designee to ballots or online systems to assist it in the voting of proxies received by BNY Mellon in its capacity as custodian for eligible positions of Securities held in the Accounts (excluding bankruptcy matters), all of which will be exercised by Customer or its designee and not by BNY Mellon;

(d)

Forward to Customer or its designee information (or summaries of information) that BNY Mellon receives in its capacity as custodian from Depositories or Subcustodians concerning Securities in the Accounts (excluding bankruptcy matters);

(e)

Forward to Customer or its designee an initial notice of bankruptcy cases relating to Securities held in the Accounts and a notice of any required action related to such bankruptcy cases as may be received by BNY Mellon in its capacity as custodian. BNY Mellon will take no further action nor provide further notification related to the bankruptcy case;

(f)

Unless otherwise elected by Customer, and in accordance with BNY Mellon’s standard terms and conditions, provide class action filing services for settled claims related to Securities with industry recognized identifiers;

(g)	Endorse for collection checks, drafts or other negotiable instruments received for the Accounts;

(h)	Execute and deliver, solely in its capacity as custodian, certificates, documents or instruments incidental to BNY Mellon’s performance under this Agreement; and

(i)

Upon presentment of a check pursuant to a check redemption process agreed between Customer and BNY Mellon, unless otherwise instructed pursuant to instructions, charge the amount of the check against the cash held in the Account of the relevant Series. If BNY Mellon receives timely instructions that a check is not to be honored, BNY Mellon will return the check unpaid.

3.4	Funds Transfers

With respect to each Instruction for a Cash transfer, when the Instruction is to credit or pay a party by both a name and a unique numeric or alpha-numeric identifier (e.g., IBAN or ABA or account number), BNY Mellon and any other bank participating in the Cash transfer will be entitled to rely solely on such numeric or alpha-numeric identifier, even if it identifies a party different from the party named. Such reliance on an identifier will apply to beneficiaries named in the Instruction, as well as any financial institution that is designated in the Instruction to act as an intermediary in such Cash transfer. To the extent permitted by applicable law, the Parties will be bound by the rules of any transfer system used to effect a Cash transfer under this Agreement.

3.5	Electronic Access

If Customer elects to use the Electronic Access Services in connection with this Agreement, the use thereof will be subject to any terms and conditions contained in a separate written agreement between the Parties or their Affiliates. However, if an Authorized Person elects, with BNY Mellon’s prior consent, to transmit Instructions through a third-party electronic communications service, BNY Mellon will not be responsible or liable for the reliability or availability of any such service.

4.	SUBCUSTODIANS, DEPOSITORIES AND AGENTS

4.1	Use of Subcustodians and Depositories

(a)

BNY Mellon will be entitled to utilize Subcustodians and Depositories in connection with its performance hereunder; provided that BNY Mellon will not utilize a Subcustodian that is an “Eligible Foreign Custodian” (as defined in Rule 17f-5 under the 1940 Act) to hold “Foreign Assets” (as defined in such Rule 17f-5) until after BNY Mellon is informed, pursuant to such means as determined by BNY Mellon, that Customer’s board of directors or similar governing body or Customer’s “Foreign Custody Manager” (as defined in such Rule 17f-5) has determined that utilization of such Subcustodian satisfies the applicable requirements of such Rule 17f-5.

(b)

BNY Mellon will only utilize Subcustodians that have entered into an agreement with BNY Mellon or a BNY Mellon Affiliate, and Assets held through a Subcustodian will be held subject to the terms and conditions of such Subcustodian’s respective agreement.

(c)

Assets deposited in a Depository will be held subject to the rules, procedures, terms and conditions of such Depository. Subcustodians may hold Assets in Depositories in which such Subcustodians participate.

(d)

In connection with each Depository utilized by BNY Mellon that is a “securities depository” (as defined in Rule 17f-4 under the 1940 Act), BNY Mellon (a) will exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository and (b) will provide, promptly upon request by Customer, such reports as are available concerning the internal accounting controls and financial strength of BNY Mellon.

(e)

With respect to each Foreign Depository, BNY Mellon will exercise reasonable care, prudence and diligence (a) to provide Customer with an analysis of the custody risks associated with maintaining assets with the Foreign Depository and (b) to monitor such custody risks on a continuing basis and promptly notify Customer of any material change in such risks. Customer acknowledges and agrees that such analysis and monitoring will be made on the basis of, and limited by, information gathered from certain Subcustodians or through publicly available information otherwise obtained by BNY Mellon, and will not include any evaluation of the matters referenced in Section 14.2(b)(i).

(f)

Unless otherwise required by applicable (including local) law or practice or a particular Subcustodian agreement, Assets deposited with Subcustodians or Depositories may be held in a commingled account in the name of, as applicable, BNY Mellon, a BNY Mellon Affiliate or the applicable Subcustodian, for its clients.

4.2	Liability for Subcustodians

(a)	BNY Mellon will exercise the Standard of Care in selecting, retaining and monitoring Subcustodians.

(b)

With respect to Assets held by a Subcustodian, BNY Mellon will be liable to Customer for the activities of such Subcustodian under this Agreement to the extent that BNY Mellon would have been liable to Customer under this Agreement if BNY Mellon had performed such activities itself in the relevant market in which such Subcustodian is located; provided, however, that with respect to Securities held by a Subcustodian that is not a BNY Mellon Affiliate:

(i)	BNY Mellon’s liability will be limited solely to the extent resulting directly from BNY Mellon’s failure to exercise the Standard of Care in selecting, retaining, and monitoring such Subcustodian; and

(ii)

To the extent that BNY Mellon is not liable pursuant to Section 4.2(b)(i), BNY Mellon’s sole responsibility to Customer will be to: (A) take reasonable and appropriate action to recover from such Subcustodian, and (B) forward to Customer any amounts so recovered (exclusive of costs and expenses incurred by BNY Mellon in connection therewith).

4.3	Liability for Depositories

BNY Mellon will have no responsibility or liability for the activities of any Depository arising out of or relating to this Agreement or any cost or burden imposed on the transfer or holding of Assets held with such Depository; for clarity, with respect to the subject matter of this Agreement, BNY Mellon is responsible for its own acts and omissions as set forth in this Agreement.

4.4	Use of Agents

BNY Mellon may appoint agents, including BNY Mellon Affiliates, on such terms and conditions as it reasonably deems appropriate to perform its obligations hereunder. Except as otherwise specifically provided herein, no such appointment will discharge BNY Mellon from its obligations hereunder.

5.	CORPORATE ACTIONS

5.1	Notification

BNY Mellon will notify Customer or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that BNY Mellon has actually received, in its capacity as custodian, notice of such right or discretionary corporate action from the relevant issuer, or from a Subcustodian, Depository or third party vendor. Without actual receipt of such notice by BNY Mellon, BNY Mellon will have no responsibility or liability for failing to so notify Customer.

5.2	Exercise of Rights

Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken with respect to Securities in an Account, Customer or its designee will be responsible for making any decisions relating thereto and for instructing BNY Mellon to act. In order for BNY Mellon to act, Customer must issue Instructions using, or directly referencing, the BNY Mellon-issued corporate actions instruction form, and include all the required information fields therein. Such Instructions must be addressed as BNY Mellon may request, by the deadline specified by BNY Mellon in its sole discretion from time to time, together with any amount which is required to be paid in carrying out any such action. In the event BNY Mellon does not receive such Instructions together with any required amount prior to its specified deadlines, BNY Mellon will not be liable for failure to take any action relating to, or to exercise any rights conferred by, such Securities.

5.3	Partial Redemptions, Payments, Etc.

BNY Mellon will advise Customer or its designee upon its notification, in its capacity as custodian, of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within an Account. If BNY Mellon or any Subcustodian or Depository holds any Securities affected by one of the events described, BNY Mellon or such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in accordance with Instructions from Customer (if any) or in the absence of such Instructions, in any non-discriminatory manner that it customarily uses to make such selection.

6.	SETTLEMENT

6.1	Settlement Instructions

Promptly after the execution of each Securities transaction, Customer will issue to BNY Mellon Instructions to settle such transaction. Unless otherwise agreed by BNY Mellon and subject to Section 8.1, Assets will be credited to the relevant Account only when actually received by BNY Mellon.

6.2	Settlement Funds

For the purpose of settling a Securities transaction, Customer will provide BNY Mellon with sufficient immediately available funds or Securities, as applicable, in the relevant Account by such time and date as is required to enable BNY Mellon to settle such transaction in the country of settlement and in the currency to be used to settle such transaction.

6.3	Settlement Practices

Securities transactions will be settled using practices customary in the jurisdiction or market where the transaction occurs. Customer understands that when BNY Mellon is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment related to such Securities may not be completed simultaneously and can also be made without payment. Customer assumes full responsibility for all risks involved in connection with BNY Mellon’s delivery of Securities or Cash in accordance with such practices.

7.	TAX MATTERS

7.1	Tax Obligations

(a)	To the extent that BNY Mellon has received the Tax Information within the time stipulated, BNY Mellon will perform the following services with respect to Tax Obligations:

(i)

Unless prohibited by law or regulation, at the reasonable request of Customer, BNY Mellon will provide to Customer such information received by BNY Mellon in its capacity as custodian that could, in Customer’s reasonable belief, assist Customer or its designee in the submission of any reports or returns with respect to Tax Obligations. An Authorized Person will inform BNY Mellon in writing as to which party or parties will receive information from BNY Mellon;

(ii)

BNY Mellon will, upon receipt of sufficient Tax Information from Customer (as reasonably determined by BNY Mellon), file claims for exemptions or refunds with respect to withheld taxes in those markets where it provides such services and subject to BNY Mellon’s service level description (in each case as made available to Customer from time to time). Where Customer (for whatever reason) fails or neglects to provide BNY Mellon with or to review and confirm the Tax Information within the time stipulated by BNY Mellon, then such failure or neglect may result in the disapplication of withholding tax relief or the obligation on Customer to immediately return amounts already refunded by a tax authority. Customer may, however, elect to appoint its own tax agent to file claims for exemptions or refunds in any or all markets, with advance notice to BNY Mellon of such appointment and subject to such terms as separately agreed in writing between Customer and BNY Mellon; and

(iii)

BNY Mellon or the applicable Subcustodian will withhold appropriate amounts, as required by applicable tax laws, with respect to amounts received and is authorized to debit the relevant Account in the amount of a Tax Obligation and to pay such amount to the appropriate taxing authority.

Customer’s receipt of the foregoing services is dependent upon its subscription to BNY Mellon’s information reporting system, and Customer will be responsible for enrolling its designated Authorized Persons in such system. Customer acknowledges that BNY Mellon may, at any time, amend the scope of its tax service offering and notice of such changes will be made available to BNY Mellon’s customers through its information reporting system. Such changes may require additional documentation, attestations or declarations to be entered into by Customer in order to continue receiving the relevant tax service in a particular market.

(b)	Customer acknowledges that BNY Mellon is a service provider and not an economic beneficiary of any transaction.

(c)

Customer will be responsible for understanding its Tax Obligations, and will be solely responsible and liable for all Tax Obligations with respect to any Assets held on behalf of Customer and any transaction related thereto.

(d)	Customer will provide BNY Mellon with Tax Information to enable BNY Mellon to comply with BNY Mellon’s obligations under any applicable tax laws or with any tax authority enquiry.

(e)

Customer acknowledges and agrees that none of BNY Mellon nor any BNY Mellon Affiliate is a tax adviser and none of BNY Mellon nor any BNY Mellon Affiliate will, under any circumstances, provide tax advice to Customer. Customer will obtain its own independent tax advice for any tax-related matters or Tax Obligations.

7.2	Payments

Where BNY Mellon receives Instructions to make distributions or transfers out of an Account in order to pay Customer’s third party service providers, Customer acknowledges that in making such payments BNY Mellon is acting in an administrative capacity, and not as the payor, for tax information reporting and withholding purposes.

8.	CREDITS AND ADVANCES

8.1	Contractual Settlement and Income

BNY Mellon may, in its sole discretion, as a matter of bookkeeping convenience, credit the relevant Account with the proceeds resulting from the purchase, sale, redemption or other delivery or receipt of Securities, or interest, dividends or other distributions payable on Securities, or any foreign exchange transaction effected in connection with this Agreement, prior to its actual receipt thereof. All such credits will be conditional until BNY Mellon’s actual receipt of such proceeds and may be reversed by BNY Mellon to the extent that such proceeds are not received. Actual receipt of proceeds with respect to a transaction will not be deemed to have occurred, and the transaction will not be considered final, until BNY Mellon has received sufficient immediately available funds or Securities specifically applicable to such transaction that, under applicable local law, rule or practice, are irreversible and not subject to any security interest, levy or other encumbrance.

8.2	Advances

If BNY Mellon receives an Instruction that, if processed, would result in an overdraft in an Account, BNY Mellon may, in its sole discretion, advance funds in any currency hereunder; however, BNY Mellon will have no obligation to advance its own funds.

8.3	Payment

If: (a) BNY Mellon has advanced funds to an Account; (b) an overdraft has occurred in an Account (including overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions); or (c) Customer is for any other reason indebted to BNY Mellon, Customer agrees to pay BNY Mellon (on demand or upon becoming aware thereof) the amount of such advance, overdraft or indebtedness, plus accrued interest at a rate then charged by BNY Mellon to its institutional custody clients in the relevant currency.

8.4	Securing Payment

In order to secure payment of Customer’s obligations under this Agreement (whether or not matured) to BNY Mellon or any BNY Mellon Affiliate, relating to or arising under this Agreement or any other agreement with BNY Mellon or any BNY Mellon Affiliate, and in addition to any preference, lien or other rights and security interest to which BNY Mellon or such BNY Mellon Affiliate may be entitled under applicable law or any other agreement, Customer hereby pledges and grants to BNY Mellon and such BNY Mellon Affiliate, and agrees BNY Mellon and such BNY Mellon Affiliate will have to the maximum extent permitted by law, a continuing first lien and security interest in: (a) all of Customer’s right, title and interest in and to the Account and the Assets now or hereafter held in such Account (including proceeds thereof) and (b) any other financial property at any time held by BNY Mellon or any BNY Mellon Affiliate relating to Customer; provided that Customer does not hereby grant a security interest in any Securities issued by an affiliate (as defined in Section 23A of the U.S. Federal Reserve Act and related implementing regulations (Regulation W, 12 C.F.R. part 223)) (such securities, “Affiliate

Securities”) with the exception of Affiliate Securities that (i) constitute “eligible affiliated mutual fund securities” as defined in Section 223.24(c) of Regulation W (12 C.F.R. 223.24(c)) and (ii) meet the requirements in Section 223.24(c) of Regulation W (12 C.F.R. 223.24(c)). Customer represents, warrants and covenants that it owns the Assets in the Accounts, and such other property at any time held by BNY Mellon or any BNY Mellon Affiliate relating to Customer, free and clear of all liens, claims and security interests (except for those granted in accordance with this Agreement or as otherwise acknowledged in writing by BNY Mellon), and that the first lien and security interest granted herein with respect to each Series will be subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any third party (other than specific liens granted preferred status by statute). Customer will take any additional steps required to assure BNY Mellon of such priority security interest, including notifying third parties or obtaining their consent. BNY Mellon will be entitled to collect from the relevant Account sufficient Cash for reimbursement, and if such Cash is insufficient, to sell Securities in such Account to the extent necessary to obtain reimbursement; provided, that BNY Mellon will use commercially reasonable efforts to notify the Customer of such insufficiency of Cash. In this regard, BNY Mellon will be entitled to all the rights and remedies of a pledgee, secured creditor and/or securities intermediary under applicable laws, rules and regulations as then in effect as if Customer is in default.

8.5	Setoff

BNY Mellon has the right to debit any Cash for any amount payable by Customer in connection with any and all obligations (whether or not matured) of Customer to BNY Mellon or any BNY Mellon Affiliate pursuant to this Agreement. In addition to the rights of BNY Mellon or such BNY Mellon Affiliate under applicable law or any other agreement, at any time when Customer has not honored any of its obligations to BNY Mellon or such BNY Mellon Affiliate, BNY Mellon will have the right to retain or set-off against such obligations any cash BNY Mellon or any BNY Mellon Affiliate may directly or indirectly hold with respect to Customer, and any obligations (whether or not matured) that BNY Mellon or any BNY Mellon Affiliate may have with respect to Customer in any currency. Any such cash or obligation relating to Customer may be transferred to BNY Mellon and any BNY Mellon Affiliate in order to effect the above rights. BNY Mellon shall endeavor to provide reasonably contemporaneous notice to Customer in the event it exercises the rights contemplated by this Section 8.5.

8.6	Currency Conversion

BNY Mellon is hereby authorized to effect any necessary currency conversions in order to exercise its rights under this Section 8 at BNY Mellon’s own rate of exchange then prevailing.

9.	STATEMENTS; BOOKS AND RECORDS; THIRD PARTY DATA

9.1	Statements

BNY Mellon will make available to Customer, through the Electronic Access Services, a monthly statement (or report for such other time period as the Parties may agree upon from time to time) reflecting all transfers to or from the Accounts during such month and all holdings in the Accounts as of the last business day of such month (or as of such other date(s) as the Parties may agree upon from time to time). Customer will promptly review each such statement and, within ninety (90) days of when such statement is made available by BNY Mellon, notify BNY Mellon of any exception or objection thereto. Notwithstanding the foregoing, Customer may notify BNY Mellon of any such exceptions or objections at any time; provided, however, that BNY Mellon will not be responsible or liable for any losses that could have been mitigated had such notice been provided during such ninety (90) day period. For each Business Day, BNY Mellon shall make available to the Customer through Electronic Access a daily report of (i) all deposits to and withdrawals from each Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day.

9.2	Books and Records

The books and records, directly pertaining to the Accounts, which are in the possession of BNY Mellon will be the property of Customer. Such books and records will be prepared and maintained as required by the 1940 Act and the rules thereunder. BNY Mellon will identify on its books and records the Assets belonging to Customer whether held directly or indirectly through Subcustodians or Depositories. Securities held in the Accounts will be held in registered form in the name of BNY Mellon or one of its nominees and will be segregated on BNY Mellon’s books and records from BNY Mellon’s own property. Customer and its authorized representatives, including its auditor, will have the right, at Customer’s own expense and with reasonable prior written notice to BNY Mellon, to have reasonable access to those books and records directly pertaining to the Accounts. Any such access will occur during BNY Mellon’s normal business hours and will be subject to BNY Mellon’s applicable security policies and procedures. Upon Customer’s reasonable request, copies of those books and records directly pertaining to the Accounts will be provided by BNY Mellon to Customer or its authorized representative. All such books and records shall be maintained in a manner that permits reasonably prompt location, access and retrieval of any particular record in accordance with BNY Mellon’s record retention policies and procedures. BNY Mellon shall retain files, records or documents created or maintained by BNY Mellon pursuant to this Agreement in accordance with its record retention policy. To the extent a court order, regulatory action or subpoena is communicated to BNY Mellon by the Customer, BNY Mellon shall preserve and make available to Customer in accordance with its internal legal holds policy the books and records of Customer as requested by Customer in connection with such court order, regulatory action or subpoena. Upon the Customer’s request, but subject to BNY Mellon’s records retention, archival, and similar protocols, BNY Mellon shall at the Customer’s expense, promptly provide to the Customer all books and records of the Customer maintained by BNY Mellon pursuant to this Agreement in the format reasonably specified by the Customer. Notwithstanding the above, if the format specified by the Customer is not a format BNY Mellon utilizes to maintain the books and records, the Customer shall pay the expenses reasonably incurred by BNY Mellon in converting such books and records to the requested format.

9.3	Third Party Data

(a)

Customer acknowledges that BNY Mellon will be receiving, utilizing and relying on Market Data and other data provided by Customer and/or by third parties in connection with its performance of the services hereunder (collectively, “Third Party Data”). BNY Mellon is entitled to rely without inquiry on all Third Party Data provided to BNY Mellon hereunder (and all Instructions related to Third Party Data), and BNY Mellon makes no assurances or warranties in relation to the accuracy or completeness of Third Party Data and will not be responsible or liable for any losses or damages incurred as a result of any Third Party Data that is inaccurate or incomplete. BNY Mellon may follow Instructions with respect to Third Party Data, even if such Instructions direct BNY Mellon to override its usual procedures and data sources or if BNY Mellon, in performing services for itself or others (including services similar to those performed for Customer), receives different Third Party Data for the same or similar Securities.

(b)

Although statements and reports provided by BNY Mellon hereunder with respect to the Accounts may contain values of, and pricing information in relation to, Securities held pursuant to this Agreement, BNY Mellon does not undertake any duty or responsibility under this Agreement to report such values or pricing information.

(c)

Certain Market Data may be the intellectual property of Market Data Providers, which impose additional terms and conditions upon Customer’s use of such Market Data. Such additional terms and conditions can be found on the Data Terms Website. Customer agrees to those terms and conditions as they are posted on the Data Terms Website from time to time.

10.	DISCLOSURES

10.1	Required Disclosure

(a)

With respect to Securities that are registered under the U.S. Securities Exchange Act of 1934, as amended, or that are issued by an issuer registered under the 1940 Act, the U.S. Shareholder Communications Act of 1985 (the “Act”) requires BNY Mellon to disclose to issuers of such Securities, upon their request, the name, address and securities position of BNY Mellon’s clients who are “beneficial owners” (as defined in the Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. Customer has designated on the signature page hereof whether (i) as beneficial owner, it objects to the disclosure of its name, address and securities position to any U.S. issuer that requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer or (ii) it requires BNY Mellon to contact the relevant investment manager with respect to relevant Securities to make the decision as to whether it objects to the disclosure of the beneficial owner’s name, address and securities position to any U.S. issuer that requests such information pursuant to the Act.

(b)

With respect to certain Securities issued outside the United States, BNY Mellon may disclose information to issuers of Securities as required by the organizational documents of the relevant issuer or in accordance with local market practice.

(c)	In connection with any disclosure contemplated by this Section 10, Customer agrees to supply BNY Mellon with any required information.

10.2	Foreign Exchange Transactions

In connection with this Agreement, Customer may enter into foreign exchange transactions (including foreign exchange hedging transactions) with BNY Mellon or a BNY Mellon Affiliate acting as a principal through customary channels. Customer may issue standing Instructions with respect to any such foreign exchange transactions, subject to any terms, rules or limitations that apply to any foreign exchange facility made available to Customer. With respect to any such foreign exchange transactions, BNY Mellon or such BNY Mellon Affiliate is acting as a principal counterparty on its own behalf which may retain any profits from such foreign exchange transactions, and is not acting as a fiduciary or agent for, or on behalf of, Customer, a Series, an investment manager or any Account.

10.3	Investment of Cash

In connection with this Agreement, Customer may issue standing Instructions to invest Cash in one or more sweep investment vehicles. Such investment vehicles may be offered by a BNY Mellon Affiliate or by a client of BNY Mellon, and BNY Mellon may receive compensation therefrom. By making investment vehicles available, BNY Mellon and its Affiliates will not be deemed to have recommended, endorsed or guaranteed any such investment vehicle in any way or otherwise to have acted as a fiduciary or agent for, or on behalf of, Customer, its investment manager or any Account. BNY Mellon will have no liability for any loss incurred on any such investments. Customer understands that Cash may be uninvested if it is received or reconciled to an Account after the applicable deadline to be swept into Customer’s selected investment vehicle.

11.	REGULATORY MATTERS

11.1	USA PATRIOT Act

Section 326 of the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (including its implementing regulations) requires BNY Mellon to implement a customer identification program pursuant to which BNY Mellon must obtain certain information from Customer in order to verify Customer’s identity prior to establishing an Account. Accordingly, prior to establishing an Account, Customer will be required to provide BNY Mellon with certain information, including Customer’s name, physical address, tax identification number and other pertinent identifying information, to enable BNY Mellon to verify Customer’s identity. Customer acknowledges that BNY Mellon cannot establish an Account unless and until BNY Mellon has successfully performed such verification.

11.2	Sanctions; Anti-Money Laundering

(a)

Throughout the term of this Agreement, Customer: (i) will have in place and will implement policies and procedures designed to prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to its clients (to the extent the Assets are client assets) and with respect to incoming or outgoing assets or transactions relating to this Agreement; (ii) will ensure and confirm that neither Customer nor any of its Affiliates, directors, officers, employees or clients (to the extent the Assets are client assets) is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions and (iii) will not, directly or indirectly, use the Accounts in any manner that would result in a violation by Customer or BNY Mellon of Sanctions.

(b)

Customer acknowledges and agrees that, in connection with the services provided by BNY Mellon under this Agreement, each of Customer’s investors is not a customer or joint customer with BNY Mellon. Customer (and not BNY Mellon) has the responsibility to, and will, fulfill any compliance requirement or obligation with respect to each of its investors under all Anti-Money Laundering Laws. Without limiting any obligation imposed on Customer by Anti-Money Laundering Laws, throughout the term of this Agreement, Customer will maintain a compliance program with respect to its investors that includes the following: (i) a know-your-customer program in order to understand and verify the identity of each investor, in accordance with the requirements of the Bank Secrecy Act and the relevant regulations thereunder, (ii) a transaction surveillance and monitoring program, and (iii) a policy for identifying and reporting any suspicious transactions and/or activities with respect to each investor to the appropriate law enforcement and regulatory authorities and to BNY Mellon where related to the services provided by BNY Mellon hereunder.

(c)

Customer will promptly provide to BNY Mellon such information as BNY Mellon reasonably requests in connection with the matters referenced in this Section 11.2, including information regarding (i) the Accounts, (ii) the Assets and the source thereof, (iii) the identity of any individual or entity having or claiming an interest therein, including any investor, and (iv) Customer’s anti-money laundering and Sanctions compliance programs and any related records and/or transaction information, including with respect to any investor, regardless of whether such request is made under USA PATRIOT Act Section 314(b) (where applicable). Customer will cooperate with BNY Mellon and provide assistance reasonably requested by BNY Mellon in connection with any anti-money laundering and terrorist financing or Sanctions inquiries. Prior to delivering to BNY Mellon the assets of any investor, Customer will obtain from each such investor, and will continue to maintain in effect throughout the term of this Agreement, any consents or waivers that may be required under applicable law in order to comply with the foregoing obligations.

(d)

BNY Mellon may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 11.2. If BNY Mellon declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, BNY Mellon will inform Customer as soon as reasonably practicable.

(e)

While Customer remains responsible for the matters set forth in Section 11.2(a) and Section 11.2(b), it is noted that certain duties relating to such matters may be delegated by Customer to its transfer agent service provider.

12.	COMPENSATION

12.1	Fees and Expenses

In consideration of BNY Mellon’s services provided hereunder, Customer will (a) pay to BNY Mellon the fees set forth in the agreed upon fee schedule (as such fee schedule may be amended as agreed in a written amendment duly executed by each Customer and BNY Mellon from time to time) and (b) reimburse BNY Mellon for any out-of-pocket and incidental expenses incurred by BNY Mellon in connection therewith. Unless otherwise agreed by the Parties, such amounts will be payable to BNY Mellon within thirty (30) days of Customer’s receipt of the relevant invoice. Without limiting BNY Mellon’s other rights set forth in this Agreement, BNY Mellon may charge interest on overdue amounts at a rate then charged by BNY Mellon to its institutional custody clients in the relevant currency.

12.2	Other Compensation

(a)

Customer acknowledges that, as part of BNY Mellon’s compensation, BNY Mellon will earn interest on Cash balances held by BNY Mellon (including disbursement balances, balances arising from purchase and sale transactions and when Cash otherwise remains uninvested) as provided in BNY Mellon’s compensation disclosures.

(b)

Where an error or omission has occurred under this Agreement that results in an unintended gain, provided that Customer is put in the same or equivalent position as it would have been in had such error or omission not occurred, any such gain will be solely for the account of BNY Mellon without any duty to report such gain to Customer.

13.	REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1	BNY Mellon

BNY Mellon represents and warrants, which representations and warranties shall be deemed to be continuing, that: (a) it is duly organized, validly existing and in good standing in its jurisdiction of organization; (b) it has the requisite corporate power and authority to enter into and to carry out the transactions contemplated by this Agreement (c) the individual executing this Agreement on its behalf has the requisite authority to bind BNY Mellon to this Agreement including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair BNY Mellon’s ability to perform its duties and obligations under this Agreement; and (e) it is in compliance and it is conducting its business in compliance, in all material respects with all applicable laws and regulations, both state and federal, including Anti-Money Laundering Laws, applicable to its provision of services hereunder, it has obtained all regulatory approvals necessary to carry on its business as now conducted, its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of BNY Mellon or any law or regulation applicable to it, and it is qualified to act as a custodian pursuant to Section 17(f) of the 1940 Act. BNY Mellon is a financial institution subject to the USA PATRIOT Act and has established policies and procedures reasonably designed to prevent and detect money laundering, including the processes to meet the anti-money laundering requirements of the USA PATRIOT Act and the rules and regulations promulgated thereunder.

13.2	Customer

(a)

Customer represents and warrants, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of organization; (ii) it has the requisite corporate power and authority to enter into and to carry out the transactions contemplated by this Agreement; and (iii) the individual executing this Agreement on its behalf has the requisite authority to bind Customer to this Agreement including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

(b)

Customer represents, warrants and covenants, which representations, warranties and covenants shall be deemed to be continuing, that (i) it or the relevant investment manager has determined that the custody arrangements of each Depository maintaining “Foreign Assets” (as defined in Rule 17f-5 under the 1940 Act) provide reasonable safeguards against the custody risks associated with maintaining assets with such Depository within the meaning of Rule 17f-7 under the 1940 Act and (ii) it shall manage its borrowings, including without limitation any advance or overdraft (including any daylight overdraft) in an Account, so that the aggregate of its total borrowings for each Series do not exceed the amount such Series is permitted to borrow under the 1940 Act.

(c)

Customer represents and warrants, which representations and warranties shall be deemed to be continuing, that all actions taken, or to be taken, by or on behalf of Customer in connection with establishing, maintaining, operating or terminating Customer (including, any offer, sale or distribution of the shares of, or interest in, Customer) shall be done in compliance with all applicable U.S. state and federal securities laws and regulations and all other applicable laws and regulations of all applicable jurisdictions.

14.	LIABILITY

14.1	Standard of Care

In performing its duties under this Agreement, BNY Mellon will act in good faith and without negligence or willful misconduct and exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”).

14.2	Limitation of Liability

(a)

BNY Mellon’s liability arising out of or relating to this Agreement will be limited solely to those direct damages that are caused by BNY Mellon’s failure to perform its obligations under this Agreement in accordance with the Standard of Care. In no event will BNY Mellon be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to this Agreement (whether or not foreseeable and even if BNY Mellon has been advised of the possibility of such losses or damages).

(b)	Notwithstanding anything to the contrary set forth in this Agreement, in no event will BNY Mellon be liable for any losses or damages arising out of any of the following:

(i)

Customer’s or an Authorized Person’s decision to invest in or hold Assets in any particular country, including any losses or damages arising out of or relating to: (A) the financial infrastructure of a country; (B) a country’s prevailing custody and settlement practices; (C) nationalization, expropriation or other governmental actions; (D) a country’s regulation of the banking or securities industry; (E) currency and exchange controls, restrictions, devaluations, redenominations, fluctuations or asset freezes; (F) laws, rules, regulations or orders that at any time prohibit or impose burdens or costs on the transfer of Assets to, by or for the account of Customer or (G) market conditions which affect the orderly execution of securities transactions or affect the value of securities;

(ii)	BNY Mellon’s reliance on Instructions;

(iii)	BNY Mellon’s receipt or acceptance of fraudulent, forged or invalid Securities (or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market);

(iv)

For any matter with respect to which BNY Mellon is required to act only upon the receipt of Instructions, (A) BNY Mellon’s failure to act in the absence of such Instructions or (B) Instructions that are late or incomplete or do not otherwise satisfy the requirements of Section 3.2(e), whether or not BNY Mellon acted upon such Instructions;

(v)	BNY Mellon receiving or transmitting any data to or from Customer or any Authorized Person via any non-secure method of transmission or communication selected by Customer;

(vi)	Customer’s or an Authorized Person’s decision to invest in Securities or to hold Cash in any currency;

(vii)

The insolvency of any Person, including a Subcustodian that is not a BNY Mellon Affiliate, Depository, broker, bank or a counterparty to the settlement of a transaction or to a foreign exchange transaction, except to the extent arising directly from BNY Mellon’s failure to exercise the Standard of Care in selecting, retaining, and monitoring a Subcustodian that is not a BNY Mellon Affiliate;

(viii)

Any inability of BNY Mellon, a Subcustodian or any of their respective agents to file claims for exemptions or refunds or otherwise obtain relief from Tax Obligations due to (A) Customer’s failure to provide, or delay in providing, Tax Information to BNY Mellon, (B) any failure of Customer to comply with applicable tax laws, or (C) any failure or refusal of any taxing authority to provide such relief; or

(ix)	The use of any third party appointed or selected by Customer, or by BNY Mellon at the express request of Customer.

(c)

If BNY Mellon is in doubt as to any action it should or should not take, either pursuant to, or in the absence of, Instructions, BNY Mellon may obtain the advice of either reputable counsel of its own choosing or counsel to Customer, and BNY Mellon will not be liable for acting in good faith reliance on such advice

14.3	Force Majeure

BNY Mellon will not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement to the extent caused, directly or indirectly, by natural disasters, fire, acts of God, strikes or other labor disputes, work stoppages, acts of war or terrorism, general civil unrest, actual or threatened epidemics, disease, act of any government, governmental authority or police or military authority, declared or threatened state of emergency, legal constraint, the interruption, loss or malfunction of utilities or transportation, communications or computer systems, or any other similar events beyond its reasonable control. BNY Mellon will promptly notify Customer upon the occurrence of any such event and will use commercially reasonable efforts to minimize the effect of any such events.

14.4	Indemnification

(a)

Customer will indemnify and hold harmless BNY Mellon from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) (“Losses”) incurred by BNY Mellon arising out of or relating to BNY Mellon’s performance under this Agreement, except to the extent resulting from BNY Mellon’s failure to perform its obligations under this Agreement in accordance with the Standard of Care or resulting from the fraud of BNY Mellon. The Parties agree that the foregoing will include reasonable counsel fees and expenses incurred by BNY Mellon in its successful defense of claims that are asserted by Customer against BNY Mellon arising out of or relating to BNY Mellon’s performance under this Agreement. Any obligations of Customer under this Section 14.4 with respect to a particular Series will not be satisfied out of the assets of another Series.

(b)

Subject to the limitations on liability and responsibility with respect to BNY Mellon set forth in this Agreement, BNY Mellon will indemnify and hold harmless the Customer from and against all Losses, incurred by the Customer in third party suits and in a successful defense of claims asserted by BNY Mellon solely to the extent directly arising out of BNY Mellon’s failure to perform its obligations under this Agreement in accordance with the Standard of Care or the fraud of BNY Mellon.

14.5	Limited Recourse

The obligations of the Customer hereunder shall be limited in all cases to the assets of Customer and BNY Mellon will not seek satisfaction of any such obligations from the officers, trustees, directors, or shareholders of any such Customer. This Agreement is executed on behalf of the Customer by an officer or trustee of such Customer in his or her capacity as an officer or trustee of the Customer and not individually, and the obligations arising out of this Agreement are not binding on any Customer’s trustees, officers, directors or shareholders individually, but are binding only upon the assets or property of the Customer.

15.	CONFIDENTIALITY

15.1	Confidentiality Obligations

Each Party agrees to use the Confidential Information of the other Party solely to accomplish the purposes of this Agreement and, except in connection with such purposes or as otherwise permitted herein, not to disclose such information to any other Person without the prior written consent of the other Party. Notwithstanding the foregoing, BNY Mellon may: (a) use Customer’s Confidential Information in connection with certain functions performed on a centralized basis by BNY Mellon, its Affiliates and joint ventures and their service providers (including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, compilation and analysis of customer-related data and storage); (b) disclose such information to its Affiliates and joint ventures and to its and their service providers who are subject to confidentiality obligations and (c) store the names and business contact information of Customer’s employees and representatives relating to this Agreement on the systems or in the records of its Affiliates and joint ventures and its and their service providers. A receiving Party shall protect confidential information of a disclosing Party at least to the same degree as the receiving Party protects its own confidential information. All confidential information provided by a disclosing Party shall remain the property of such disclosing Party. All confidential information, together with any copies thereof, in whatever form, shall, upon the disclosing Party’s written request, be returned to the disclosing Party or destroyed, at the receiving Party’s election; provided, that the receiving Party shall be permitted to retain all or any portion of the confidential information, in accordance with the confidentiality obligations specified in this Agreement, to the extent required by applicable law or regulatory authority or to the extent required by the receiving Party’s internal policies and in accordance with its customary practices for backup and storage. In addition, BNY Mellon may aggregate information regarding Customer and the Accounts on an anonymized basis with other similar client data for BNY Mellon’s and its Affiliates’ reporting, research, product development and distribution, and marketing purposes.

15.2	Exceptions

The Parties’ respective obligations under Section 15.1 will not apply to any such information: (a) that is, as of the time of its disclosure or thereafter becomes, part of the public domain through a source other than the receiving Party; (b) that was known to the receiving Party as of the time of its disclosure and was not otherwise subject to confidentiality obligations; (c) that is independently developed by the receiving Party without reference to such information; (d) that is subsequently learned from a third party not known to be under a confidentiality obligation to the disclosing Party or (e) that is required to be disclosed pursuant to applicable law, rule, regulation, requirement of any law enforcement agency, court order or other legal process or at the request of a regulatory authority.

16.	TERM AND TERMINATION

16.1	Term

The term of this Agreement will commence on the Effective Date and will continue in effect until terminated in accordance with the provisions herein.

16.2	Termination

Each Party may terminate this Agreement with respect to one or more Series by giving to the counter-Party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice.

16.3	Effect of Termination

Upon termination hereof, Customer will pay to BNY Mellon such compensation as may be due to BNY Mellon, and will reimburse BNY Mellon for other amounts payable or reimbursable to BNY Mellon hereunder, through the date of termination. As soon as practical following the service of a termination notice (and in any case not less than 30 days before the termination of this Agreement), Customer will give BNY Mellon the details of the successor custodian or other person or persons to whom the Assets are to be transferred. BNY Mellon will follow such reasonable Instructions as Customer issues concerning the transfer of custody of records, Assets and other items; provided that (a) BNY Mellon will have no responsibility or liability for shipping and insurance costs associated therewith and (b) full payment has been made to BNY Mellon of its compensation, costs, expenses and other amounts to which it is entitled hereunder. The terms of this Agreement (including the terms relating to fees payable to BNY Mellon) will continue to apply from day to day until any transferable Asset is transferred in accordance with this Section, except that no additional Cash or Securities may be deposited with BNY Mellon or any Subcustodian after such date other than with BNY Mellon’s express prior consent, and Customer will have a continuing obligation to provide BNY Mellon as soon as possible with the details of the Person or Persons to whom the remaining Assets are to be transferred. If any Assets remain in any Account after termination, BNY Mellon shall deliver such Assets in accordance with Instructions of Customer.

16.4	Survival

Any and all provisions of this Agreement which by their nature or effect are required or intended to be observed, kept or performed after the expiration or termination of this Agreement will survive the expiration or any termination of this Agreement and remain binding upon and for the Parties’ benefit, including Section 13 (Representations, Warranties and Covenants); Section 14 (Liability); Section 15 (Confidentiality); Section 16.3 (Effect of Termination); Section 16.4 (Survival) and Section 17.4 (Governing Law/Forum).

17.	GENERAL

17.1	Non-Custody Assets

At Customer’s request pursuant to Instructions, subject to BNY Mellon’s approval and as an accommodation to Customer, BNY Mellon will provide consolidated recordkeeping services reflecting on statements provided to Customer securities, Loan Assets and other assets not held by BNY Mellon (“Non-Custody Assets”). Non-Custody Assets will be designated on BNY Mellon’s books as “assets not held in custody” or by other similar designation and will not constitute Assets for purposes of this Agreement. Customer acknowledges and agrees that, notwithstanding anything contained elsewhere in this Agreement, (a) Customer will have no security entitlement against BNY Mellon with respect to Non-Custody Assets; (b) BNY Mellon will rely, without independent verification, on information provided by Customer or its designee regarding Non-Custody Assets (including positions and market valuations) and (c) BNY Mellon will have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on BNY Mellon’s books or set forth on account statements concerning Non-Custody Assets. Without limiting the generality of the foregoing, Customer acknowledges and agrees that (i) BNY Mellon does not possess or control and shall have no obligation to safekeep any Loan Asset; (ii) Loan Assets shall be registered on the books and records of the applicable obligor or administrative agent of such Loan Asset in the name of the Customer and as such, no securities entitlement shall exist against BNY Mellon in respect of any Loan Asset; and (iii) BNY Mellon does not assume, nor shall BNY Mellon be deemed to assume, any duty or obligation hereunder to safekeep such Loan Assets. For the avoidance of doubt, BNY Mellon will safekeep any uncertificated securities or documentation with respect to a Loan Asset delivered to BNY Mellon as provided in Section 2.1(f) and subject to the terms and conditions set forth in Exhibit A hereto.

17.2	Assignment

Neither Party may, without the other Party’s prior written consent, assign any of its rights or delegate any of its duties under this Agreement (whether by change of control, operation of law or otherwise); provided, however that BNY Mellon may, without the prior written consent of Customer, assign this Agreement or any of its rights, or delegate any of its duties hereunder: (a) to any BNY Mellon Affiliate; (b) to any successor to the business of BNY Mellon to which this Agreement relates, in which event BNY Mellon agrees to provide notice of such successor to Customer or (c) as otherwise permitted in this Agreement; provided further that any entity to which this Agreement is assigned by BNY Mellon without the prior written consent of Customer pursuant to a foregoing item (a), (b) or (c) will satisfy the requirements for serving as a custodian for a registered investment company. Any purported assignment or delegation by a Party in violation of this provision will be voidable at the option of the other Party. This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective permitted successors and assigns.

17.3	Amendment

This Agreement may be amended or modified only in a written agreement signed by an authorized representative of each Party. For purposes of the foregoing, email exchanges between the Parties will not be deemed to constitute a written agreement.

17.4	Governing Law/Forum

(a)

The substantive laws of the state of New York (without regard to its conflicts of law provisions) will govern all matters arising out of or relating to this Agreement, including the establishment and maintenance of the Accounts and for purposes of the Uniform Commercial Code and all issues specified in Article 2(1) of the Hague Securities Convention, except to the extent such laws are inconsistent with the federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern.

(b)

Each Party irrevocably agrees that all legal actions or proceedings brought by it against the other Party arising out of or relating to this Agreement will be brought solely and exclusively before the state or federal courts situated in New York City, New York. Each Party irrevocably submits to personal jurisdiction in such courts and waives any objection which it may now or hereafter have based on improper venue or forum non conveniens.

The Parties hereby unconditionally waive, to the fullest extent permitted by applicable law, any right to a jury trial with respect to any such actions or proceedings.

17.5	Information Security

The data security and other provisions set forth in Exhibit B hereto shall apply with respect to the services provided by BNY Mellon pursuant to this Agreement.

17.6	Non-Fiduciary Status

Customer hereby acknowledges and agrees that BNY Mellon is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its services hereunder, including with respect to the management, investment advisory or sub-advisory functions of Customer.

17.7	Notices

Other than routine communications in the ordinary course of providing or receiving services hereunder (including Instructions), notices given hereunder will be: (a) addressed to BNY Mellon or Customer at the address set forth on the signature page (or such other address as either Party may designate in writing to the other Party) and (b) delivered either (i) by hand delivery, by certified mail, or by overnight delivery service, in each case with receipt acknowledged and postage or charges prepaid, or (ii) by email (as a signed attachment). All notices given in accordance with this Section will be effective upon receipt.

17.8	Entire Agreement

This Agreement constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

17.9	No Third Party Beneficiaries

This Agreement is entered into solely between, and may be enforced only by, the Parties. Each Party intends that this Agreement will not, and no provision of this Agreement will be interpreted to, benefit, or create any right or cause of action in or on behalf of, any party or entity other than the Parties.

17.10	Counterparts

This Agreement may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email.

17.11	Interpretation

The terms and conditions of this Agreement are the result of negotiations between the Parties. The Parties intend that this Agreement will not be construed in favor of or against a Party by reason of the extent to which such Party or its professional advisors participated in the preparation or drafting of this Agreement.

17.12	No Waiver

No failure or delay by a Party to exercise any right, remedy or power it has under this Agreement will impair or be construed as a waiver of such right, remedy or power. A waiver by a Party of any provision or any breach of any provision will not be construed to be a waiver by such Party of such provision in any other instance or any succeeding breach of such provision or a breach of any other provision.

17.13	Headings

All section and subsection headings in this Agreement are included for convenience of reference only and will not be considered in the interpretation of the scope or intent of any provision of this Agreement.

17.14	Severability

The invalidity, illegality or unenforceability of any provision of this Agreement will not affect the validity, legality or enforceability of any other provision, and if any provision is held to be unenforceable as a matter of law, the other provisions will remain in full force and effect. In such case, the Parties will negotiate in good faith to replace each illegal, invalid or unenforceable provision with a valid, legal and enforceable provision that fulfills as closely as possible the original intent of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON		MANULIFE PRIVATE CREDIT FUND

By:	/s/ Emily Peixoto	By:	/s/ Heidi Knapp
	Name: Emily Peixoto		Name: Heidi Knapp
	Title: Relationship Manager		Title: VP, Head of Private Markets Operations
	Date: September 15, 2023		Date: September 12, 2023

Address for Notice:	Address for Notice:

The Bank of New York Mellon 240 Greenwich St.	Manulife Private Credit Fund

Attention:	Attention:

Pursuant to Section 10.1(a):

[	] as beneficial owner, Customer OBJECTS to disclosure

[	] as beneficial owner, Customer DOES NOT OBJECT to disclosure

[	] BNY Mellon will CONTACT THE RELEVANT INVESTMENT MANAGER with respect to relevant Securities to make the decision whether it objects to disclosure

IF NO BOX IS CHECKED, BNY MELLON WILL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM CUSTOMER.

BNY Mellon 40 Act Fund Custody (revised 8.25.2022)

APPENDIX I

EXHIBIT A

DOCUMENT CUSTODY SERVICES ADDENDUM

TO CUSTODY AGREEMENT

This Document Custody Services Addendum to Custody Agreement (the “Addendum”) contains additional provisions which apply whenever Customer delivers to BNY Mellon any investment documentation relating to uncertificated securities which are registered in a name other than that of BNY Mellon or one of its nominees or concerns the issuer of any such securities (including information relating to investments in any such securities). The provisions of this Addendum shall be considered part of the Custody Agreement between the Customer and BNY Mellon (the “Agreement”) and shall be enforceable in accordance with the terms of the Agreement. The date of this Addendum is commensurate with the date of the Agreement. In the event of a conflict between the terms of this Addendum and the Agreement, this Addendum shall control with respect to the subject matter of this Addendum.

1. Definitions. For purposes of the Agreement and this Addendum, the following definitions shall apply:

“Documentation” shall mean, for each Private Investment (as defined below) for which the Customer physically delivers an Investment File to BNY Mellon, all documents and instruments that may include the related Private Investments (but excluding any physical certificates evidencing ownership of a security), including any subscription agreements, loan documents (including each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee or supporting obligation), partnership certificates, membership agreements or such other agreements or documents as may be mutually agreed between the parties from time to time.

“Hedge Fund Investments” shall mean investments by the Customer in hedge funds, mutual funds and other investment or collective investment vehicles.

“Investment File” shall mean an unsealed hard copy file, the contents of which, in the aggregate, do not exceed one hundred (100) pages, which the Customer represents contains Documentation (as defined above), physically delivered to and actually received and accepted by BNY Mellon, a Subcustodian or a Depository, as applicable.

“Private Investments” means, collectively, (i) private equity investments, including investments in partnership and limited liability companies (excluding Hedge Fund Investments), acquired by the Customer and physically delivered to BNY Mellon, a Subcustodian or Depository, as applicable, by the Customer from time to time during the term of, and pursuant to the terms of, the Agreement; (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i); and (iii) any asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit including, but not limited to, bank loans or interests in bank loans, that is not a “security” as defined in Section 8-102 of the UCC, originated by or otherwise obtained by the Customer and delivered to BNY Mellon, a Subcustodian or a Depository, as applicable, by the Customer from time to time during the term of, and pursuant to the terms of, the Agreement.

2. Customer Representations, Warranties and Covenants. In addition to the representations, warranties and covenants contained in the Agreement, the Customer hereby represents, warrants and covenants, which shall be continuing, that:

(a) Its delivery of Investment Files to BNY Mellon hereunder and the Documentation therein complies with all applicable laws, rules and regulations, both state and federal, including all applicable anti-money laundering laws and regulations;

(b) It will not otherwise use the services provided by BNY Mellon under this Addendum in any manner that is, or will result in, a violation of any such law, rule or regulation, and it will not include in any printed material nor make any other statement or representation regarding BNY Mellon’s services under this Addendum except as specifically provided herein; and

(c) It will not include in Investment Files anything other than Documentation.

3. Private Investments. Notwithstanding anything in the Agreement to the contrary, the following shall apply with respect to Private Investments:

(a) Customer will arrange for the physical and not, for the avoidance of doubt, electronic, delivery of an Investment File to BNY Mellon, a Subcustodian or a Depository, as applicable, accompanied by an Instruction which clearly identifies the contents of such Investment File; provided that BNY Mellon, a Subcustodian or a Depository may, in its reasonable discretion, reject any Investment File and/or any Documentation contained therein which BNY Mellon, such Subcustodian or such Depository has determined to be ineligible for deposit or which otherwise cannot be held for safekeeping by BNY Mellon, the Subcustodian or the Depository. BNY Mellon shall provide reasonable notice to the Customer of BNY Mellon’s rejection of any Investment File or related Documentation; provided, that BNY Mellon makes no representation as to a Subcustodian’s or a Depository’s ability to provide such notice and BNY Mellon shall not incur any liability arising out of such Subcustodian’s or Depository’s failure to provide such notice. If an Investment File is accepted, BNY Mellon will generate an asset identifying number to track the Investment File and credit the Investment File to the Account of the Customer. BNY Mellon will safekeep such Investment File and shall segregate on its books and records the Investment Files of the Customer from those relating to any other persons. Under no circumstances will BNY Mellon be required to issue a trust receipt (or similar instrument) with respect to any Investment File or its contents.

(b) It is understood and agreed that BNY Mellon will accept any file purporting to be an Investment File “as is” and without any independent examination thereof. BNY Mellon shall be under no obligation to determine the sufficiency of any Investment File, to review, verify, validate or otherwise inspect the contents of an Investment File or to provide any certification with respect thereto. Subject to Section 3(a) above, acceptance of Investment Files by BNY Mellon is based solely on the Customer’s description and representations regarding the contents thereof and any other documentation that BNY Mellon reasonably requests to obtain reasonable comfort that such Investment File is what the Customer purports such Investment File to be, it being understood that none of BNY Mellon nor any Subcustodian or Depository, as applicable, shall have any duty to the Customer to so verify. BNY Mellon shall be entitled to fully rely, without independent verification, on the Customer’s representations regarding the Investment Files. BNY Mellon’s safekeeping of an Investment File shall in no way be construed as custody of Private Investments (or any other underlying assets which the Investment File is said to constitute or represent) nor as a security entitlement to such Private Investments under any applicable law or requirements (including the Uniform Commercial Code). For the avoidance of doubt, BNY Mellon shall have no duty or obligation whatsoever to determine, or liability for the failure to determine, (i) the contents of an Investment File; (ii) that any Investment File is or is not what the Customer purports it to be or (iii) the value of any asset represented by the Investment File. BNY Mellon makes no representations or warranties, nor does it give any other assurances, regarding any Investment File or the contents thereof. Any account statements will only reflect an inventory of the physical Investment Files that BNY Mellon holds hereunder without any representation as to the contents thereof. BNY Mellon shall be under no obligation for providing any account statements directly to any clients or investors of the Customer or to any third parties. With respect to the subject matter of this Addendum, BNY Mellon will only provide those services set forth in this Addendum and BNY Mellon shall be under no obligation to accept delivery of any Investment File unless it is delivered in accordance with BNY Mellon’s requirements.

(c) The Customer shall be solely responsible for the servicing of all Private Investments. As between the Customer and BNY Mellon, the Customer shall be solely responsible to cause all payments by or on behalf of issuers of a Private Investment to be remitted to BNY Mellon for credit to the applicable account.

(d) The Customer shall be solely responsible for maintaining all records of account activity relating to each Private Investment, including without limitation any modification, all amortization schedules, records of transfer, pay-off, assignment, participation, sale, modification, termination or other changes in any such Private Investment. Upon modification or other change in any Private Investment, the Customer shall promptly deliver or cause to be delivered to BNY Mellon, a Subcustodian or a Depository, as applicable, all relevant Documentation. BNY Mellon shall, upon receipt of Customer’s Instruction, promptly provide or make available copies of any Investment File being held on behalf of the Customer to the Customer’s investment adviser or to any party as the Customer directs in such Instruction.

(e) The Customer shall be solely responsible for the settlement of each purchase or sale of Private Investments. The Customer shall deliver to BNY Mellon Instructions specifying all Investment Files to be received or released in connection with such purchase or sale and any other relevant information concerning the custody of the Investment Files relating to the affected Private Investments. The Customer assumes full responsibility for all credit risks associated with any such sale or purchase or any loss, damage or destruction of any Documentation or Investment Files in transit.

4. Customer Responsibilities. Unless otherwise agreed by BNY Mellon in writing to the contrary, the Customer shall:

(a) Cause the issuer of the applicable Private Investment to deposit with BNY Mellon (by means of a check or draft payable to BNY Mellon or its nominee or by wire transfer) all income and other payments or distributions on or with respect to such Private Investment and advise BNY Mellon in an Instruction of the amount to be received and, if such amount relates to a particular Investment File, the identity of such Investment File;

(b) Direct BNY Mellon in a detailed Instruction to present for payment on the date and at the address specified therein the Private Investment specified therein whether at maturity or for repurchase or redemption, and to hold under the Agreement such amounts paid on or with respect to such particular Private Investments as BNY Mellon may receive;

(c) Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons or similar items;

(d) Cause the issuer to deposit with BNY Mellon, a Subcustodian or a Depository, as applicable, such additional Private Investment or rights as may be issued with respect to any Private Investments and advise BNY Mellon in a detailed Instruction if the Private Investments are to be added or credited to a particular Investment File;

(e) Be solely responsible for the exercise of rights or discretionary actions with respect to Private Investments covered by this Addendum; and

(f) Exercise all voting rights with respect to Private Investments.

EXHIBIT B

INFORMATION SECURITY RIDER

BNY Mellon and Customer hereby acknowledge and agree to work in good faith to develop a written schedule setting forth Customer’s data security requirements and BNY Mellon’s information security program (which separate schedule shall, once completed and mutually agreed upon by BNY Mellon and Customer, amend and restate this Exhibit B). Unless and until such time as such schedule is completed, BNY Mellon shall comply with the requirements of this Exhibit B.

I.	Information Security Program Overview

A. During the Term of the Agreement, BNY Mellon will implement and maintain an information security program (“ISP”) with written policies and procedures reasonably designed to protect the confidentiality and integrity of Customer’s Confidential Information provided to BNY Mellon in accordance with this Agreement and when in BNY Mellon’s possession or under BNY Mellon’s control (“Customer Data”). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Customer Data concerned, reasonably designed to: (i) maintain the integrity, confidentiality and availability of Customer Data; (ii) protect against anticipated threats or hazards to the security or integrity of Customer Data; (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to Customer or its clients, and (iv) provide for secure disposal of Customer Data.

B. BNY Mellon’s program is dynamic and may be modified to address technological changes or changes in the threat landscape, BNY Mellon’s business activities or other factors. BNY Mellon reserves the right to modify the ISP at any time, provided that BNY Mellon shall not diminish the overall level of protection this rider is intended to provide.

II.	Security Incident Response and Notice

A. BNY Mellon will maintain a documented incident management process designed to ensure timely detection of security events and response thereto.

B. In the event of a declared Security Incident, BNY Mellon will (i) promptly notify Customer, (ii) provide updates to Customer regarding BNY Mellon’s response and (iii) use reasonable efforts to implement measures designed to prevent a reoccurrence of Security Incidents of a similar nature.

C. “Security Incident” means any known loss or successful attempt to gain unauthorized access to, or disrupt or misuse a component of, BNY Mellon’s network that directly impacts its provision of the services or any known unsuccessful attempt to do the same that in BNY Mellon’s reasonable determination is sufficiently serious enough to notify to Customer.

III.	Governance

A. BNY Mellon shall, no more than once in a 12 month period, (i) and upon request, provide a copy of its most recent SSAE-18 or equivalent external audit report to Customer, which Customer may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and not to disclose the report to any third party or use the report for any purpose other than evaluating BNY Mellon’s security controls; (ii) engage a third party provider to perform penetration testing of the BNY Mellon systems used to provide the services and, upon request, provide Customer confirmation of such testing, and (iii) upon request, participate in Customer’s reasonable information security due diligence questionnaire process.

B. BNY Mellon shall also, no more than once in any 12-month period and upon request, on a mutually agreed date during business hours and subject to BNY Mellon’s facility security policies and availability of personnel:

(i) meet with Customer subject matter experts in a BNY Mellon clean room to review information security policies, procedures and similar related information; provided that no documentation may be copied, disclosed to any third party, or transmitted or removed from BNY Mellon premises except as mutually agreed in writing; and

(ii) permit access to a BNY Mellon data center used to process Customer Data and provide the services by no more than three Customer representatives, including employees of a regulatory or supervisory authority of Customer that is also a regulatory or supervisory authority of BNY Mellon, for a maximum of 3 hours in order to conduct a visual inspection of the environment and its controls.

C. Notwithstanding any provision in the Agreement to the contrary, Customer shall not disclose any verbal or written information obtained during the foregoing meetings described in above subsections (i)-(ii) to any third party or use it for any purpose other than evaluating BNY Mellon’s security controls, without BNY Mellon’s prior written consent. Customer shall reimburse BNY Mellon for any costs and expenses reasonably incurred in connection with Customer’s review (including that of the regulatory or supervisory authority personnel) of BNY Mellon’s security controls and data center.

IV.	Network and Communications Security

A. Asset Management. BNY Mellon will maintain an inventory of its system components, hardware and software used to provide the services, and will review and update such inventory in accordance with the ISP.

B. Change Management. BNY Mellon shall require that changes to its network or software used to provide the services are tested and applied pursuant to a documented change management process.

C. Security Monitoring. BNY Mellon will monitor cyber threat intelligence feeds daily. BNY Mellon will deploy Denial of Service (DoS) and Distributed DoS solutions.

D. Network Segmentation. BNY Mellon’s infrastructure utilizes a multi-tier architecture, including a DMZ, to isolate the internal infrastructure from external networks. Traffic from external sources will traverse firewalls and pass through multiple layers of malware protection prior to processing. BNY Mellon’s production environment used to provide the services will be segregated from pre-production regions and BNY Mellon’s internal segment.

E. Vulnerability Management. BNY Mellon will maintain a documented process to identify and remediate security vulnerabilities affecting its systems used to provide the services. BNY Mellon will classify security vulnerabilities using industry recognized standards and conduct continuous monitoring and testing of its networks, hardware and software including regular penetration testing and ethical hack assessments. BNY Mellon will remediate identified security vulnerabilities in accordance with its process.

F. Malicious Code. BNY Mellon will deploy industry standard malicious code protection and identification tools across its systems and software used to provide the services.

G. Communications. BNY Mellon will protect electronic communications used in the provision of services, including instant messaging and email services, using industry standard processes and technical controls and in accordance with the ISP.

V. Application Security. The ISP will require that in-house application development be governed by a documented secure software development life cycle methodology, which will include deployment rules for new applications and changes to existing applications in live production environments.

VI. Logging. The ISP will require the maintenance of network and application logs as part of BNY Mellon’s security information and event management processes. Logs are retained in accordance with law applicable to BNY Mellon’s provision of the services as well as BNY Mellon’s applicable policies. BNY Mellon uses various tools in conjunction with such logs, which may include behavioral analytics, security monitoring case management, network traffic monitoring and analysis, IP address management and full packet capture.

VII.	Data Security

A. Identity & Access Management. BNY Mellon will implement reasonable and industry recognized user access rules for users accessing Customer Data based on the need to know and the principle of least privilege, and including user ID and password requirements, session timeout and re-authentication requirements, unsuccessful login attempt limits, privileged access limits and multifactor authentication or equivalent safeguard where risk factors indicate that single factor authentication is inadequate.

B. Data Segregation. The ISP will require that (i) Customer Data is stored in either physically or logically segregated databases from other BNY Mellon data and (ii) different databases are maintained for development, testing, staging and production environments used in the provision of services.

C. Encryption. BNY Mellon will (i) encrypt Customer Data in transit to an external network using transport layer security or other encryption method and (ii) protect Customer Data at rest, in each case as BNY Mellon determines to be appropriate in accordance with the ISP and law applicable to BNY Mellon’s provision of the services.

D. Remote Access. The ISP will restrict remote access to BNY Mellon systems to authorized users using multifactor authentication or equivalent safeguard, and will require such access to be logged.

E. Devices. BNY Mellon will restrict the transfer of Customer Data from its network to mass storage devices. BNY Mellon will use a mobile device management system or equivalent tool when mobile computing is used to provide the services. Applications on such authenticated devices will be housed within an encrypted container and BNY Mellon will maintain the ability to remote wipe the contents of the container.

F. Data Leakage Prevention (DLP). BNY Mellon will deploy DLP tools reasonably designed to help detect and prevent unauthorized transfers of Customer Data outside BNY Mellon’s network.

G. Disposal. BNY Mellon will maintain chain of custody procedures and require that any Customer Data requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods.

VIII. Personnel. BNY Mellon will undertake background checks during the recruitment process of personnel involved in the provision of the services, subject to applicable laws, and require its personnel involved in the provision of services to undertake annual training on the aspects of the ISP applicable to the personnel’s job function.

IX. Physical Security. BNY Mellon will deploy perimeter security such as barrier access controls around its facilities processing or storing Customer Data. The ISP will include (i) procedures for validating visitor identity and authorization to enter the premises, which may include identification checks, issuance of identification badges and recording of entry purpose of visit and (ii) physical security policies for personnel, such as a “clean desk” policy. In accordance with its ISP and applicable law, BNY Mellon will install closed circuit television (“CCTV”) systems and CCTV recording systems to monitor and record access to controlled areas, such as data centers and server rooms.

X. Subcontracting. BNY Mellon will implement a third party governance program designed to provide oversight over unaffiliated third parties used to provide the services (“Subcontractors”). BNY Mellon shall remain fully responsible for any acts or omissions of BNY Mellon Affiliates to the extent that BNY Mellon would have been responsible under this Agreement if BNY Mellon had performed such act or omission itself.

XI. BCP/DR. BNY Mellon will implement business continuity and disaster recovery plans designed to minimize interruptions of service and ensure recovery of systems and applications used to provide the services. Such plans shall cover the facilities, systems, applications and employees that are critical to the provision of the services, and will be tested at least annually to validate that the recovery strategies, requirements and protocols are viable and sustainable.

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